                                                                      EXHIBIT 11

                ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

                       COMPUTATION OF PER SHARE EARNINGS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                      THREE MONTHS ENDED     SIX MONTHS ENDED
                                                                           JUNE 30,              JUNE 30,
                                                                     --------------------  --------------------
                                                                       1997       1996       1997       1996
                                                                     ---------  ---------  ---------  ---------
Net Income.........................................................  $  22,210  $  14,224  $  42,130  $  27,463
                                                                     ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------
Weighted Average Number of Shares Outstanding:
  Primary:
    Common stock...................................................     60,342     58,531     60,228     58,260
    Common stock equivalents --
      Stock options (A)............................................      2,063      2,216      2,124      2,099
                                                                     ---------  ---------  ---------  ---------
    Primary shares outstanding.....................................     62,405     60,747     62,352     60,359
                                                                     ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------
  Fully Diluted:
    Common stock...................................................     60,342     58,531     60,228     58,260
    Common stock equivalents --
      Stock options (A)............................................      2,238      2,235      2,332      2,296
                                                                     ---------  ---------  ---------  ---------
    Fully diluted shares outstanding...............................     62,580     60,766     62,560     60,556
                                                                     ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------
Net Income Per Share:
    Primary........................................................      $0.36      $0.23      $0.68      $0.45
    Fully diluted..................................................      $0.35      $0.23      $0.67      $0.45

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(A) The treasury stock method was used to determine the weighted average of shares of common stock equivalents outstanding during the periods.